AquaBounty Technologies

Forward-Looking Statements Safe Harbor Statement This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this presentation are forward-looking statements, including, but not limited to, statements regarding the economic viability of land-based production facilities and the profitability of AquaBounty; projected growth in seafood consumption and expansion of the aquaculture industry; the potential for consumer acceptance and establishment of AquAdvantage salmon (“AAS”) in the market and branding of the product; sales channels to be used; the timing of the introduction of AAS eggs to, and harvest of AAS in, the U.S.; the completion of current construction projects in PEI; the completion of field trials, approval of AAS, and potential relationships with local partners in other markets; non-exposure to pathogens, parasites, or environmental contaminants; the potential for and form of future funding; future licensing opportunities; and the expansion of AquaBounty’s production output. Although management believes that the plans, objectives, and expectations reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties, and actual future results may be materially different from the plans, objectives, and expectations expressed in this presentation. These risks and uncertainties include, but are not limited to, (i) the anticipated benefits and characteristics of AAS; (ii) the uncertainty of achieving the business plan, future revenue, and operating results; (iii) developments concerning our research projects; (iv) our ability to successfully enter new markets or develop additional products; (v) competition from existing technologies and products or new technologies and products that might emerge; (vi) actual or anticipated variations in our operating results; (vii) our cash position and ability to raise additional capital to finance our activities; (viii) market conditions in our industry; (ix) our ability to protect our intellectual property and other proprietary rights and technologies; (x) our ability to adapt to changes in laws or regulations and policies; (xi) the ability to secure any necessary regulatory approvals to commercialize any products; (xii) the rate and degree of market acceptance of any products developed through the application of genetic engineering, including genetically modified fish; (xiii) our ability to retain and recruit key personnel; (xiv) the ability of our majority shareholder, Intrexon Corporation, to control us; (xv) the success of any of our future acquisitions or investments; (xvi) international business risks and exchange rate fluctuations; (xvii) the possible volatility of our stock price; (xviii) our limited operating history and track record of operating losses; and (xix) our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing. We caution you that the foregoing list may not contain all of the risks to which the forward- looking statements made in this presentation are subject. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see AquaBounty’s public filings with the Securities and Exchange Commission (“SEC”), available on the “Investors” section of our website at www.aquabounty.com and on the SEC’s website at www.sec.gov. Forward-looking statements are not promises or guarantees of future performance, and we may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments that we may make. All information in this presentation is as of the date of its release, and AquaBounty undertakes no duty to update or revise this information unless required by law.

Overview AquaBounty Technologies, Inc. • Biotechnology company focused on enhancing productivity in the $176b “Our mission is to raise aquaculture market through genetic modification and other molecular the world’s finest, biologic techniques. healthiest, most sustainable Atlantic • First product, AquAdvantage® Salmon (AAS) - a faster-growing Atlantic salmon, has been approved by the FDA and Canadian regulatory salmon – delivered authorities for its production, sale and consumption in the United States with the greatest and Canada. nutritional benefits and the smallest • AAS enables the economic viability of land-based production facilities, environmental which provide a sustainable alternative to current net pen production. footprint” • Commenced commercialization in 2017 with the sale of AAS in Canada.

The Technology – AquAdvantage Salmon


1989
1992
F2
F3
2018
F13
Line bred conventionally from founder for 13 generations
ATG
TAG
Promoter
GH cDNA
Terminator
TATA
AATAA
Transgene DNA Microinjection
Milt
Fertilized Microinjected Eggs
Selection
Transgenic Founder
Non-transgenic Progeny

- A Chinook growth hormone gene is integrated into the genome of an Atlantic salmon that reduces the time to market from three years to 18 months.
- AAS are raised as all female and triploid.

AquaBounty

The Technology - Land-based Aquaculture AAS reaches target weight in shorter time and consumes less feed to reach target weight than conventional Atlantic Salmon. AAS enables this land-based, environment-friendly production system to be economically viable versus current sea-cage production systems. AAS will be raised in Recirculating Aquaculture Systems (RAS) away from the ocean, eliminating the risk of pollutants or contaminants that could harm marine ecosystems. RAS production will allow AAS to be raised in optimized conditions with total control of the water coming in and going out, while recycling greater than 95% of the water used.

Global Markets and Growth Drivers

Aquaculture Market Aquaculture growth to 2050 (Source: FAO) Sources: FAO FIPS (2014) // Fish to 2030 (2013) • Fish is a healthy food and an efficient source of high quality protein. • Many of the world’s fisheries are already fully exploited. • Aquaculture must double just to hold current per capita fish consumption constant.

Atlantic Salmon Market – Global Trade WW Atlantic salmon market = 2.2m metric tons worth $14 billion (Source: FAO) Norway, Faroe Islands, Iceland: North America: Harvest: 1,171,000 Market: 41,000 Harvest: 146,000 Supply is constrained in Market 445,000 EU: production locations for Harvest: 175,000 Others: environmental and Market: 920,000 Harvest: 62,000 regulatory issues related to Market: 404,000 the current production methods. Latin America: Harvest: 521,000 Market: 141,000 (Source: Kontali Analyse) in metric tons gwt

Atlantic Salmon Market – U.S. Opportunity 300,000 3% TONS $3.1B of all Atlantic salmon of Atlantic salmon were total U.S. market consumed in the U.S. is imported in 2017 opportunity produced domestically (Source: U.S. Department of Commerce)

AquAdvantage Salmon Features and Benefits

AquAdvantage Salmon - Features and Benefits FASTER GROWTH + Reaches harvest weight in 16-18 months BETTER FEED CONVERSION + Utilizes 25% less feed to attain harvest size than non-transgenic siblings + Could operate with plant-based, sustainable feed SHORTER TRANSPORTATION DISTANCE + Reduces cost and carbon footprint LAND-BASED PRODUCTION + Eliminates need for antibiotics or medications + Poses no environmental risk to seas or wild fish MADE IN THE U.S.A. + To be produced domestically

Accelerated growth allows AquAdvantage® Salmon (AAS) to reach harvest weight sooner. Below:FASTER GeneticallyGROWTH modified salmon (rear) and non-genetically modified salmon (foreground) at the same age. AAS grow faster than standard Atlantic salmon - specifically during early rearing. However, AAS do not grow larger than standard Atlantic salmon. They just reach harvest weight faster.

BETTER FEED CONVERSION (Source: Marine Harvest, except for AAS) • Atlantic salmon already have a better feed conversion rate than other sources of protein. • And AAS have a 25% better feed conversion rate than standard Atlantic salmon. • AAS consume more feed on a daily basis, but due to enhanced growth rates, better feed conversion ratios and higher nitrogen retention efficiency, achieve their target weight gain significantly sooner. • AAS maintain accelerated growth when fed a high plant-protein diet, which is more environmentally sustainable than a fish-oil-based diet.

SHORTER TRANSPORTATION DISTANCE • Reduces cost and carbon footprint 500 miles 3,200 miles 3,600 miles

LAND-BASED PRODUCTION Significant advantages over current main method of fish farming: • Optimized growing conditions and fish health • Biosecurity - no exposure to pathogens & parasites. • No need for antibiotics or medications • Clean groundwater - no exposure to environmental contaminants • Conserves water through recirculation (Albany, Indiana RAS facility) • Improved sustainability and reduced environmental impact

Commercialization Program

Consumer Benefits • Fresh salmon produced close to home • Safe and healthy source of omega-3s • Sustainable and responsible seafood choice

Commercial Roll-Out First sale of AAS in June 2017 • 10 metric tons of AAS from the Panama site were harvested, processed yielding 5 metric tons of fresh fillets, and shipped to Canada. • The response from the buyers was very enthusiastic. • The sale was made at market rate for fresh farmed Atlantic salmon. Second sale of AAS in June 2018 • 10 metric tons of AAS from the Panama site were harvested, processed yielding 5 metric tons of frozen fillets, and shipped to Canada. • The sale was made at market rate for frozen farmed Atlantic salmon.

Marketing Plan Initial strategy: • AAS will be sold through established distributors. Longer-term strategy: • Once AAS is established in the market, the option for branding as a “sustainably produced” food item can be considered.

Grow-Out Facilities US - Indiana • Purchased first commercial-scale operating site for AAS in the US from Bell Fish Company in 2017. • Facility has been renovated and upgraded to improve capacity to 1,200 metric tons annually. • First eggs (non-transgenic) introduced in June 2018. AAS expected to be introduced in Q4 2018. Purchased 1,000 mt RAS facility in Indiana and upgrading capacity to 1,200 mt. • First harvest expected in Q1 2020. Canada - PEI • Purchased the former Atlantic Sea Smolt hatchery site on Prince Edward Island in 2016. • Three buildings on site including: • R&D hatchery – for AquAdvantage Trout • New 250 metric ton grow-out facility for AAS • New broodstock facility for producing AAS eggs New 250 mt facility under construction at Rollo Bay site on Prince Edward Island

International Business Development Brazil • Currently running a field trial in support of an application to approve AAS. Argentina • Initial field trial completed and submitted to CONABIA in support of an application to approve AAS. Chile • Negotiating an agreement with a local partner in Chile on the regulatory application for AAS. China • Submitted application to run field trial.

Management Team Ronald L. Stotish, Ph.D. was appointed an Executive Director, President and CEO of AquaBounty Technologies in May 2008 after joining the company in 2006 as Vice President for Regulatory Affairs. Prior to joining AquaBounty, Dr. Stotish was Executive Vice President for R&D at MetaMorphix, Inc. He has served as Vice President for Pharmaceutical Research and Development at Fort Dodge Animal Health and held a variety of positions at American Cyanamid. He began his career in research at Merck. Dr. Stotish has degrees in biochemistry and over 40 years experience in the discovery, development, and commercialization of new animal health products. David A. Frank, MBA was appointed CFO and Treasurer in October 2007. Previously he served as President and General Manager of TekCel LLC, a subsidiary of Magellan Biosciences, after serving as Magellan’s CFO since the company’s founding in 2004 and as TekCel’s CFO since 2003. Mr. Frank has over 30 years of financial- management experience, including as CFO of SmartEnergy. His earlier experience includes financial roles at Moldflow, PerSeptive Biosystems, Lotus Development Corporation, Apollo Computer, and Honeywell. Alejandro Rojas joined AquaBounty as the Chief Operating Officer of its AquaBounty Farms division in February 2014. He formerly was the Production and Technical Manager for Marine Harvest from 1988 to 2000. Dr. Rojas has a doctorate in veterinary medicine and for the previous 14 years has been a technical advisor and consultant to numerous global aquaculture and biotech companies working with marine fish.

Financial data June 30, As of December 31, (in thousands) 2018 2017 2016 Balance Sheet Data: Cash and CD's $ 3,532 $ 506 $ 3,335 Total assets $ 28,260 $ 23,732 $ 5,709 Debt $ 2,991 $ 3,084 $ 2,663 Stockholders' equity $ 24,100 $ 17,981 $ 2,028 Shares outstanding at June 30, 2018 = 12,848,376 23

Summary • The aquaculture industry must double its output in the next 30 years to meet growing market demand. • AquAdvantage significantly increases the profitability of Atlantic salmon production in land-based RAS systems. This will allow salmon aquaculture almost anywhere with a source of water and power. • AquAdvantage Salmon provides the technology to bring a profitable and sustainable industry to the United States.

Investment Opportunity • This phase of the Company’s commercial operation will demonstrate the profitability and consumer acceptance for AquAdvantage Salmon. • The follow-on phase, much of which will be funded by debt or partnerships, will significantly expand the Company’s production output and open up additional commercial options, such as licensing.